Exhibit 10.16
AMENDMENT TO
THE WILLIAMS COMPANIES, INC. 2007 EMPLOYEE STOCK PURCHASE
PLAN
     WHEREAS, The Williams Companies, Inc. (the “Company”) maintains The Williams Companies, Inc. 2007 Employee Stock Purchase Plan, effective as of May 17, 2007, as subsequently amended (the “Plan”); and
     WHEREAS, in accordance with the terms of the Plan the Compensation Committee may designate the Designated Subsidiaries that may participate in the Plan; and make certain other Plan amendments
     WHEREAS, at its September 18, 2007 meeting, consistent with the changes below, the Compensation Committee adopted the following changes to the Plan;
     NOW THEREFORE, the Plan is hereby amended as follows effective as provided herein:
I.
     Section 6(a) of the Plan is amended in its entirety to provide as follows:
     “6. Method of Payment of Contributions.
          (a) Subject to the limitations set forth in Section 3(b), a participant shall elect at the time and manner prescribed by the Designated Broker to have payroll deductions made on each payday during the Offering Period in an dollar amount of not less than $10.00 but not to exceed $576 per payday (or such greater amount as the Compensation Committee may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period; provided further that once such election has been made and the Offering Period begins, the participant may not increase such election amount during such Offering Period and may decrease such election amount only as detailed in Section 6(b) or elsewhere in this Plan. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Further, the maximum payroll deductions that a participant may elect per Offering Period shall not exceed $7,500 (provided that in the first offering period from October 1, 2007 through December 31, 2007, the maximum payroll deductions that a participant may elect per Offering Period shall not exceed $3,456) and the maximum payroll deductions that a participant may elect for any calendar year shall not exceed $15,000 (or, subject to the limitations set forth in Section 3(b), such greater amount as the Compensation Committee may establish from time to time before an Offering Date). Finally, subject to the preceding sentence and to the limitations set forth in Section 3(b), a participant (i) who has elected to participate in the Plan pursuant to this Section 6(a) for an Offering Period and (ii) who takes no action to change or revoke such election, for the next following

Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date; provided further that any participant who has elected to participate in the Plan for the first Offering Period who takes no action to change or revoke such election, for the next following Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to have made the same payroll deduction authorization for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date.
II.
     Effective September 18, 2007, Appendix A of the Plan is amended in its entirety to provide as follows:
“APPENDIX A-DESIGNATED SUBSIDIARIES
The Williams Companies, Inc.
Cardinal Operating Company
Gas Supply, L.L.C.
Williams Express, Inc.
Williams Alaska Petroleum, Inc.
Williams Natural Gas Liquids, Inc.
Marsh Resources, Inc.
Northwest Pipeline Services LLC
Pine Needle Operating Company
TouchStar Technologies L.L.C.
Transco Energy Company
Transco Services LLC
WFS – Liquids Company
WFS – Pipeline Company
Williams Gulf Coast Gathering Company, LLC
Williams Field Services Company, LLC
Williams Production Company, LLC
Williams Energy Services, LLC
Williams Field Services Group, LLC
Williams One-Call Services, Inc.
Williams Headquarters Building Company
Williams Relocation Management, Inc.
Williams Acquisition Holding Company, Inc.
Williams Wireless, Inc.
Williams Information Technology, Inc.
Williams Petroleum Services, LLC

FT&T
Williams Power Company, Inc.
Williams International Company
Williams Refining & Marketing LLC
Williams Midstream Natural Gas Liquids, Inc.
Williams Exploration Company
Williams Gas Pipeline Company, LLC
MAPCO Inc.
Williams WPC-I, Inc.
Williams WPC-II, Inc.”
III.
     Except as modified herein, the Plan shall remain in full force and effect.